                                                                   EXHIBIT 99.3


PRINTING SOLUTIONS BUSINESS OF
EXTENDED SYSTEMS INCORPORATED
UNAUDITED STATEMENT OF OPERATIONS
FOR THE NINE MONTHS ENDED MARCH 31, 2001
(IN THOUSANDS)


Net revenue                            $10,602
Cost of revenue                          6,104
                                       -------
  Gross profit                           4,498

Operating expenses:
  Research and development                 682
  Marketing and sales                    2,154
  General and administrative             1,387
                                       -------
Income from operations                     275

Income taxes                               103
                                       -------
  Net income                           $   172
                                       -------
                                       -------


The accompanying notes are an integral part of these financial statements.

PRINTING SOLUTIONS BUSINESS OF
EXTENDED SYSTEMS INCORPORATED
UNAUDITED BALANCE SHEET
AS OF MARCH 31, 2001
(IN THOUSANDS)


ASSETS
Current:
  Trade accounts receivable, net of                      $1,747
   allowance for doubtful accounts

  Inventories                                             1,250
  Prepaids and other                                         34
  Deferred income taxes                                     187
                                                         ------
    Total current assets                                  3,218

Property and equipment, net                                  48
Other assets                                                 72
                                                         ------
    Total assets                                         $3,338
                                                         ------
                                                         ------
LIABILITIES AND INVESTED EQUITY
Current:
  Accounts payable                                       $  446
  Accrued expenses                                          206
                                                         ------
    Total current liabilities                               652

Invested equity                                           2,686
                                                         ------
    Total liabilities and invested equity                $3,338
                                                         ------
                                                         ------



The accompanying notes are an integral part of these financial statements.

PRINTING SOLUTIONS BUSINESS OF
EXTENDED SYSTEMS INCORPORATED
UNAUDITED STATEMENT OF CASH FLOWS
FOR THE NINE MONTHS ENDED MARCH 31, 2001
(IN THOUSANDS)


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net income                                             $     172
  Adjustments to reconcile net income to net cash
   provided by operating activities:
   Depreciation                                                 15
   Deferred taxes                                               25
   Changes in assets and liabilities:
     Receivables                                             1,117
     Inventories                                               683
     Prepaids and other assets                                 (47)
     Deferred revenue                                          (44)
     Accounts payable and accrued expenses                     (44)
                                                         ---------
       Net cash provided by operating activities             1,877
                                                         ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Net cash distributed to ESI                               (1,877)
                                                         ---------
       Net cash used by financing activities                (1,877)
                                                         ---------
  Net change in cash                                            --

CASH:
  Beginning of year                                             --
                                                         ---------
  End of year                                            $      --
                                                         ---------
                                                         ---------


The accompanying notes are an integral part of these financial statements.

                         PRINTING SOLUTIONS BUSINESS OF
                          EXTENDED SYSTEMS INCORPORATED
                          NOTES TO FINANCIAL STATEMENTS
                                   (unaudited)

NOTE 1.  BUSINESS

       Extended Systems Incorporated ("ESI") and Troy Group, Inc. ("Troy") entered into an acquisition agreement on May 30, 2001 under which Troy acquired ESI's Printing Solutions Business (the "Printing Solutions Business"). The transaction closed on May 31, 2001. The financial statements presented herein present the Printing Solutions Business as it has historically been operated by ESI. The Printing Solutions Business provides printing connectivity solutions in network and non-network computer environments.

       BASIS OF PRESENTATION

       These financial statements include the assets and liabilities, results of operations, and cash flows of the Printing Solutions Business and allocations from ESI of certain expenses directly related to the business. The statement of operations includes charges from ESI for use of certain corporate assets, primarily facility charges and management service fees, related to Printing Solutions Business. In the opinion of management, the accompanying unaudited interim condensed financial statements contain all adjustments (consisting solely of normal recurring adjustments) necessary to present fairly the Printing Solutions Business' financial position and its results of operations and its cash flows. Tabular amounts are in thousands, except percentages.

       The unaudited interim condensed financial statements as of and for the nine months ended March 31, 2001 included in this Form 8-K/A should be read in conjunction with the June 30, 2000 audited financial statements and notes included in this Form 8-K/A.

       RELATED PARTY TRANSACTIONS

       ESI provides or makes available to the Printing Solutions Business certain routine corporate services, including risk management, accounting and finance, management information systems, employee benefits, payroll, tax and legal services as well as allocated premises for occupancy and use of indirect corporate assets. ESI also provides the Printing Solutions Business with other general services such as corporate planning and corporate quality assurance services. Charges for these services are allocated to the Printing Solutions Business based on a variety of methods including square footage used to total square footage, percent of direct expenses to total direct expenses and product revenues to total net revenues. Management believes these allocation methods are reasonable, however it is likely that the allocated costs of these transactions may differ from those that would result from transactions among unrelated parties. Total costs allocated for the above services totaled $2.5 million for the nine-month period ended March 31, 2001.

NOTE 2.  INVENTORIES

       Inventories consisted of the following as of March 31, 2001 (amounts in thousands):

                                                          March 31, 2001
                                                          --------------
              Purchased parts...................              $630
              Work in process...................                25
              Finished goods....................               595
                                                               ---
                   Total inventories............            $1,250
                                                             =====

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